                                                                     EXHIBIT 3.1


                               State of Delaware

                       Office of the Secretary of State

                           ________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "EVEREST HEALTHCARE SERVICES CORPORATION", A DELAWARE CORPORATION,

     WITH AND INTO "EVEREST HEALTHCARE II, INC." UNDER THE NAME OF "EVEREST HEALTHCARE SERVICES CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF MARCH, A.D. 1998, AT 4 O'CLOCK P.M.




                  [SEAL APPEARS HERE]         /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION:   9046119

                                                       DATE:   04-24-98

                                                            [STAMP APPEARS HERE]


                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                    EVEREST HEALTHCARE SERVICES CORPORATION
                           (A DELAWARE CORPORATION)


                                 WITH AND INTO

                          EVEREST HEALTHCARE II, INC.
                           (A DELAWARE CORPORATION)

                                * * * * * * *


                        In accordance with Section 253
                     of the General Corporation Law of the
                               State of Delaware

                                * * * * * * *

     Everest Healthcare II, Inc., a corporation duly organized and existing under the laws of the State of Delaware.

     DOES HEREBY CERTIFY

     FIRST: That this corporation was incorporated on the twenty-sixth day of November, 1997, pursuant to the General Corporation Law of the State of Delaware (the"DGCL"), the provisions of which permit the merger of a corporation of said state and another corporation organized and existing under the laws of the same state.

     SECOND: That this corporation owns all of the outstanding common stock of Everest Healthcare Services Corporation, a Delaware corporation incorporated on the fifth day of July, 1995, pursuant to the DGCL.

     THIRD: That the directors of this corporation, by the following resolutions of its Board of Directors adopted on February 23, 1998, which are filed with minutes of the Board, determined to merge said Everest Healthcare Services Corporation with and into itself in the manner prescribed by Section 253 of the DGCL.

     RESOLVED: That this corporation, a Delaware corporation, does hereby cause Everest Healthcare Services Corporation, a Delaware corporation, to merge with and into itself, thereby assuming all of the obligations of Everest Healthcare Services Corporation, a Delaware corporation pursuant to Section 253 of the DGCL.

     FURTHER RESOLVED: That the merger shall become effective upon the filing of the appropriate certificate of merger with the Secretary of Delaware.

     FURTHER RESOLVED: That the proper officer of this corporation be and be is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Everest Healthcare Services Corporation, a Delaware corporation, into this corporation and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary and proper to effect said merger.

     FOURTH: That the proposed merger has been adopted, approved, certified, executed and acknowledged by this corporation, in accordance with the laws of the State of Delaware, under which this corporation was organized.

     FIFTH: That this corporation, a Delaware corporation, shall merge Everest Healthcare Services Corporation, a Delaware corporation, with and into itself, with this corporation being the surviving corporation. Upon the effective time of the merger, the corporate name of this corporation. Everest Healthcare D. Inc., as the surviving corporation, shall be changed pursuant to Section 253(b) of the DGCL to Everest Healthcare Services Corporation.

     SIXTH:    (a) The total number of shares of stock which this corporation has authority to issue is as follows:

                      Number of           Par Value
     Class            shares              per share
     -----            ------              ---------
     Common           20,000.000          $0.001

               (b) The total number of shares of stock which Everest Healthcare Services Corporation, a Delaware corporation, has authority to issue is as follows:

                       Number of          Par Value
     Class             shares             per share
     -----             ------             ---------
     Common            20,000.000         $0.001

     SEVENTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated or abandoned by the Board of Directors of this corporation at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, this corporation has caused this Certificate of Ownership and Merger to be signed by Craig W. Moore, its Chief Executive Officer, this 27th day of February, 1998.

                                        EVEREST HEALTHCARE II, INC.
                                        (a Delaware corporation)

                                        BY: /s/ Craig W. Moore
                                            -----------------------
                                            Craig W. Moore
                                            Chief Executive Officer

                               State of Delaware

                       Office of the Secretary of State

                           ________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "EVEREST HEALTHCARE II, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1997, AT 12 O'CLOCK P.M.




                  [SEAL APPEARS HERE]         /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION:   9046120

                                                       DATE:   04-24-98

                                                            [STAMP APPEARS HERE]

                         CERTIFICATE OF INCORPORATION

                                      OF

                          EVEREST HEALTHCARE II, INC.

     FIRST:    The name of the corporation is Everest Healthcare II, Inc. (the
"Corporation").

     SECOND:   The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the county of New Castle. The name of the Corporation's registered agent is Corporation Service Company.

     THIRD:    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH:   (a)  The total number of shares of capital stock with the
Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $.001 per share.

               (b)  "Dividend Policies":  Prior to making any distribution to
                     -----------------
the holders of the Corporation's common stock (other than dividends payable solely in shares of common stock), the Chief Financial Officer of the Corporation shall send a notice (the "Distribution Notice") to each of the Corporation's stockholders requesting that each of them return to the Corporation a statement (a "Distribution Statement") containing the following information, certified by the stockholder to be accurate and correct:

     1.   A statement as to whether or not the stockholder is (A) a physician or
          (B) an immediate family member of a physician or (C) an entity (including a trust) controlled, directly or indirectly, by (A) or (B) (in each case, a "Restricted Stockholder"); and

     2. If the stockholder is a Restricted Stockholder, a list of all facilities and providers of health care services (other than physicians), including addresses, to which the Restricted Stockholder, or physician affiliated with such Restricted Stockholder, as applicable, refers patients.

Each stockholder shall, no later than 10 business days following receipt of the Distribution Notice, deliver its Distribution Statement to the Corporation.

     Upon receipt of the Distribution Statement from each stockholder and to the extent the stockholder is a Restricted Stockholder, the Corporation shall review its operations and determine those programs or entities providing "Designated Health Services" (as hereinafter defined), which are directly or indirectly owned by the Corporation, and to which the Restricted Stockholder, or the physician affiliated with such Restricted Stockholder, as applicable, is making, or has made, referrals (the "Subsidiaries") that would be considered a violation of Section 1877(a) of the Social Security Act (the "Stark Law") if such Restricted Stockholder had an ownership or investment interest in the Subsidiaries. The Corporation shall then determine the proportionate economic interest of the Restricted Stockholder in any such Subsidiaries which the Restricted Stockholder would have but for the provisions of this Article FOURTH and shall reduce the amount of any distribution to be made to such Restricted Stockholder by the amount which, but for the provisions of this Article FOURTH, would be attributable to such Restricted Stockholder's proportionate interest in such Subsidiaries. No distribution shall be made to any stockholder who has not delivered to the Corporation a Distribution Statement requested by the Corporation.

     Each stockholder shall indemnify and hold the Corporation harmless from any claims, liabilities , penalties, costs, damages or expenses (including attorneys' fees) incurred as a result of any false or inaccurate statements or information contained in any Distribution Statement delivered to the Corporation by the stockholder.

               (c)  "Transfer Policies":  Prior to any transfer of securities in
                     -----------------
the Corporation, the stockholder intending to make such transfer will deliver to the Chief Financial Officer of the Corporation a written notice (the "Intended Transfer Notice") which shall contain the following:

     1.   Certified by the transferor stockholder to be accurate and correct:

          (i) a statement as to whether or not the transferor is a Restricted Stockholder; and

          (ii) if the transferor is a Restricted Stockholder, a list of all facilities and providers of health care services (other than physicians), including addresses, to which the Restricted Stockholder, or the physician affiliated with such Restricted Stockholder, as applicable, refers patients.

     2.   Certified by the intended transferee to be accurate and correct:

          (i) a statement as to whether or not the transferee is (A) a physician or (B) an immediate family member of a physician or
               (C) an entity (including a trust) controlled, directly or indirectly, by (A) or (B) (in each case, a "Restricted Transferee");

          (ii) if the transferee is a Restricted Transferee, a list of all facilities and providers of health care services (other than physicians), including addresses, to which the Restricted Transferee, or the physician affiliated with such Restricted Transferee, as applicable, refers patients; and

          (iii) an agreement by the transferee that any subsequent transfer of the Corporation's securities by such transferee will be governed by and subject to compliance with the Transfer Policies and Dividend Policies set forth in the Corporation's Certificate of Incorporation.

     3. Certified jointly by the transferor stockholder and intended transferee to be accurate and correct:

          (i) a summary of the terms and conditions of the proposed transfer, including without limitation, the price to be paid for the Corporation's securities; and

          (ii) a statement as to whether or not the intended transferee is a Permitted Transferee. A "Permitted Transferee" shall mean, with respect to such stockholder transferor, (A) a spouse, descendant of parent of such stockholder or (B) a trust or family partnership solely for the benefit of such stockholder or such individual identified in (A).

     Upon receipt of the Intended Transfer Notice and to the extent the transferor is a Restricted Stockholder and the intended transferee is not a Permitted Transferee, the Corporation shall review its operations and determine those programs or entities providing "Designated Health Services" (as hereinafter defined), which are directly or indirectly owned by the Corporation, and to which the Restricted Stockholder or the physician affiliated with such Restricted Stockholder is making, or has made, referrals (the "Subsidiaries") that would be considered a violation of the Stark Law if such Restricted Stockholder had an ownership or investment interest in the Subsidiaries. The Corporation shall then value what would be the proportionate economic interest of the Restricted Stockholder in any such Subsidiaries and give notice thereof (the "Value Statement") to such Restricted Stockholder. In the event the transferor is not a Restricted Stockholder or the intended transferee is a Permitted Transferee, the Corporation shall provide notice of its acceptance of the Intended Transfer Notice from such transferor (the "Acceptance"). The Corporation shall use its reasonable efforts to deliver the Value Statement to the Restricted Stockholder, or the Acceptance to such other transferor, within 90 days after receipt of the Intended Transfer Notice.

     The transferor shall then have 30 days after receipt of the Corporation's Value Statement or Acceptance, as appropriate, to consummate the transaction described in the Intended Transfer Notice, and if such transferor is a Restricted Stockholder and the intended transferee is not a Permitted Transferee, at a price which is reduced by the amount indicated in the Corporation's Value Statement. As a condition to any transfer, the transferor shall deliver to the Corporation a written certification that the transfer complies in all respects with the provisions of these Transfer Policies, and if the transferee is a Restricted Transferee, such Restricted Transferee shall deliver to the Corporation a written agreement to notify the Corporation promptly of any change to the list of facilities to which the Restricted Transferee, or the physician affiliated with such Restricted Transferee, as applicable, refers patients, as listed in the Intended Transfer

Notice. Each transferor who submits an Intended Transfer Notice shall be responsible for all costs, including valuation costs, incurred by the Corporation in connection with processing the transfer referenced in the Intended Transfer Notice.

     Each stockholder shall indemnify and hold the Corporation harmless from any claims, liabilities, penalties, costs, damages or expenses (including attorneys's fees) incurred as a result of any false or inaccurate statements or information contained in any Intended Transfer Notice delivered to the Corporation by the stockholder.

               (d) For purposes of this Article FOURTH, the phrase "Designated Health Services" shall have the same meaning ascribed to it in the Stark Law at 42 U.S.C. (S)1395nn(h)(6). These "Dividend Policies" and "Transfer Policies" will terminate at such time as the Stark Law no longer restricts the ownership or investment interest of physicians, immediate family members of physicians or entities controlled, directly or indirectly, by either of the foregoing, in the Subsidiaries.

     FIFTH:    The name and mailing address of the Corporation's incorporator is:

          Name                     Mailing Address
          ----                     ---------------

          Keith A. Sigale          c/o Katten Muchin & Zavis
                                   525 West Monroe Street
                                   Suite 1600
                                   Chicago, Illinois 60661-3693

     SIXTH:    The Board of Directors of the Corporation is expressly
authorized to adopt, amend or repeal the by-laws of the Corporation (the "By-Laws").

     SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the By-Laws.

     EIGHTH:   At the request of any member of the Board of Directors of the
Corporation, which request shall be communicated to the other members of the Board of Directors either orally or in writing and filed with the minutes of the Corporation, and to the extent not otherwise required by the DGCL, only the approval by the stockholders of the Corporation shall be necessary for the approval by the Corporation of the following actions, notwithstanding the approval by the Board of Directors of the Corporation of such actions:

          (i) any merger, consolidation or reorganization of the Corporation or any subsidiary of the Corporation with any other corporation or other entity;

          (ii) any sale, assignment, transfer or other disposition of assets of the Corporation or any subsidiary of the Corporation comprising more than 10% of the fair market value or book value (determined in accordance with generally accepted accounting principles), of the assets of the Corporation and its subsidiaries on a consolidated basis, whichever is lower, in any single transaction or series of related transactions;

          (iii) the consummation of any public offering of equity or debt securities of the Corporation or any subsidiary of the Corporation;

          (iv) the authorization of, issuance by or entering into any agreement by the Corporation or a subsidiary of the Corporation for the issuance (other than to a direct or indirect wholly-owned subsidiary of the Corporation) of (a) any notes or debt securities containing equity features or (b) any equity securities or any securities convertible or exchangeable into equity securities, in either case other than the issuance of such securities to persons providing services to the Corporation or any affiliate of the Corporation comprising not more than five percent of the outstanding equity securities of the Corporation on the date of issuance, as determined on a fully diluted basis or $500,000, whichever is less, in any single transaction or series of related transactions;

          (v) incurrence of (or permitting incurrence of) any (a) indebtedness for borrowed money or (b) mortgages, pledges, liens, charges or encumbrances on any existing or future property, asset (including the capital stock of any subsidiaries), income or rights in any thereof, in each case in an amount greater than $10,000,000 in the aggregate;

          (vi) the dissolution or liquidation of the Corporation or any subsidiary of the Corporation; and

          (vii)  any material transaction with any affiliate of the Corporation.

     NINTH:      The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the DGCL.

     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is such incorporator's act and deed and that the facts stated therein are true.



Dated: November 26, 1997                     /s/ Keith A. Sigale
                --                           -----------------------------
                                             Keith A. Sigale, Incorporator
                                             c/o Katten Muchin & Zavis
                                             525 West Monroe Street
                                             Suite 1600
                                             Chicago, Illinois 60661-3693